AMENDED AND RESTATED EXHIBIT A
TO THE INVESTMENT ADVISORY AGREEMENT
BETWEEN GLOBAL X FUNDS AND GLOBAL X MANAGEMENT COMPANY LLC

DATED OCTOBER 20, 2008

Intending to be legally bound, the undersigned hereby amend and restate Exhibit A to the aforesaid Agreement to include the following investment portfolios as of August 27, 2010:

Name of Fund	Annual Advisory Fee (as a % of average daily net assets)	Date Fund Approved by Board	Date Board Approved Continuance of I/A/A	Date Fund Commenced Operations
Global X FTSE Nordic 30 ETF	0.25%	September 26, 2008	August 27, 2010	August 17, 2009
Global X FTSE Denmark 30 ETF	0.25%	October 2, 2009
Global X FTSE Finland 30 ETF	0.25%	October 2, 2009
Global X FTSE Norway 30 ETF	0.25%	October 2, 2009
Global X FTSE Argentina 20 ETF	0.25%	December 5, 2008
Global X/InterBolsa FTSE Colombia 20 ETF	0.25%	December 5, 2008		February 5, 2009
Global X FTSE Egypt 30 ETF	0.25%	December 5, 2008
Global X FTSE Peru 20 ETF	0.25%	December 5, 2008
Global X FTSE Philippines 30 ETF	0.25%	December 5, 2008
Global X FTSE Poland 30 ETF	0.25%	October 2, 2009
Global X Pakistan KSE-30 ETF	0.25%	October 2, 2009
Global X Emerging Africa NR-40 ETF	0.25%	October 2, 2009
Global X FTSE United Arab Emirates 20 ETF	0.25%	October 2, 2009
Global X China Consumer ETF	0.25%	October 2, 2009		November 30, 2009
Global X China Energy ETF	0.25%	October 2, 2009		December 15, 2009
Global X China Financials ETF	0.25%	October 2, 2009		December 10, 2009
Global X China Industrials ETF	0.25%	October 2, 2009		November 30, 2009
Global X China Materials ETF	0.25%	October 2, 2009		January 12, 2010
Global X China Technology ETF	0.25%	October 2, 2009		December 8, 2009
Global X Copper Miners ETF	0.25%	March 26, 2010		April 19, 2010
Global X Gold Miners ETF	0.25%	March 26, 2010
Global X Platinum Miners ETF	0.25%	March 26, 2010
Global X Silver Miners ETF	0.25%	March 26, 2010		April 19, 2010
Global X Brazil Consumer ETF	0.25%	June 4, 2010		July 7, 2010
Global X Brazil Financials ETF	0.25%	June 4, 2010		July 28, 2010
Global X Brazil Industrials ETF	0.25%	June 4, 2010
Global X Brazil Materials ETF	0.25%	June 4, 2010
Global X Brazil Utilities ETF	0.25%	June 4, 2010
Global X Brazil Mid Cap ETF	0.25%	June 4, 2010		June 21, 2010
Global X China Mid Cap ETF	0.25%	June 4, 2010
Global X Aluminum ETF	0.25%	June 4, 2010
Global X Lithium ETF	0.25%	June 4, 2010		July 22, 2010
Global X Uranium ETF	0.25%	June 4, 2010
Global X Fishing ETF	0.25%	June 4, 2010
Global X Food ETF	0.25%	June 4, 2010
Global X Shipping ETF	0.25%	June 4, 2010
Global X Waste Management ETF	0.25%	June 4, 2010
Global X Gold Explorers ETF		August 27, 2010

[SIGNATURES TO FOLLOW]

GLOBAL X FUNDS

/s/ Bruno del Ama
Bruno del Ama
Title: President and CEO

GLOBAL X MANAGEMENT COMPANY LLC

/s/ Bruno del Ama
Bruno del Ama

Title: CEO